UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2023

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (716) 805-1599
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	NASDAQ Stock Market
Securities registered pursuant to Section 12(g) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors of Astronics Corporation (the “Company”) has elected Linda O’Brien as a director of the Company effective February 24, 2023. She will serve on the Compensation Committee and the Nominating/Governance Committee effective as of the date of the 2023 Annual Shareholder Meeting.
There are no arrangements or understanding between Ms. O’Brien and any other person pursuant to which Ms. O’Brien was selected as a director of the Company. There are no transactions to which the Company is a participant and in which Ms. O’Brien has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements (whether or not written) or material amendments to which Ms. O’Brien is a party or in which she participates that is entered into in connection with the election of Ms. O’Brien as a director.
As of the date of appointment, Ms. O’Brien is entitled to receive compensation and participate in the plans of the Company applicable to all of the Company's directors, as more particularly described on page 22 of the Company's proxy statement filed April 11, 2022, under the sub-heading “Compensation of Directors”.
On March 2, 2023, the Company issued a press release regarding the election of Ms. O’Brien. The text of the press release announcing the election is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release of Astronics Corporation dated March 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated:	March 2, 2023	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer